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Exhibit 5.1

[Letterhead of Jones Day]

August 19, 2003

Cascades Inc.
404 Marie-Victoria Blvd.
Kingsey Falls, Quebec,
Canada J0A 1B0

  Re:
  U.S. $450,000,000 aggregate principal amount of
  7 1/4% Senior Notes due 2013 of Cascades Inc.

Ladies and Gentlemen:

        We have acted as special U.S. counsel to Cascades Inc., a Quebec corporation (the "Company"), in connection with the issuance and exchange (the "Exchange Offer") of up to U.S. $450,000,000 aggregate principal amount of the Company's 7 1/4% Senior Notes due 2013 (the "Exchange Notes") for an equal principal amount of the Company's 7 1/4% Senior Notes due 2013 outstanding on the date hereof (the "Private Notes"), to be issued pursuant to the Indenture, dated as of February 5, 2003, as amended by the First Supplemental Indenture dated as of May 30, 2003 (the "Indenture"), by and among the Company, as issuer, the subsidiary guarantors named therein (the "Subsidiary Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a "Subsidiary Guarantee") on a joint and several basis by the Subsidiary Guarantors.

        In rendering this opinion, we have examined such documents and records, including originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when the Registration Statement on Form F-4 and Form S-4 relating to the Exchange Offer has become effective under the Securities Act of 1933 and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Private Notes, (1) the Exchange Notes will constitute valid and binding obligations of the Company and (2) when the Subsidiary Guarantees of the Exchange Notes (the "Exchange Guarantees") are executed by the Subsidiary Guarantors and delivered in accordance with the Exchange Offer in exchange for the Subsidiary Guarantees of the Private Notes, the Exchange Guarantees will constitute valid and binding obligations of the respective Subsidiary Guarantors.

        We are not admitted or qualified to practice law in Canada, the Province of Quebec, the Province of Ontario or the States of Massachusetts, North Carolina or Tennessee. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon (i) the opinion of Fraser Milner Casgrain LLP, a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the federal laws of Canada and the laws of the Provinces of Quebec and Ontario, (ii) the opinion of Goulston & Storrs, PC, a copy of which has been filed as Exhibit 5.3 to the Registration Statement, with respect to matters governed by the laws of the State of Massachusetts, (iii) the opinion of Manning, Fulton & Skinner, P.A., a copy of which has been filed as Exhibit 5.4 to the Registration Statement, with respect to matters governed by the laws of the State of North Carolina, and (iv) the opinion of Bass, Berry & Sims PLC, a copy of which has been filed as Exhibit 5.5 to the Registration Statement, with respect to matters governed by the laws of the State of Tennessee.

        Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Jones Day

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  Exhibit 5.1